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                                                                    EXHIBIT 23.5

                       Independent Accountants' Consent


The Board of Directors
Pulse Bancorp, Inc.:

We consent to incorporation by reference in Amendment No. 1 to the registration statement filed on Form S-4, dated November 3, 1998, of First Source Bancorp, Inc., of our report dated October 24, 1997, relating to the consolidated statements of financial condition of Pulse Bancorp, Inc. and subsidiaries as of September 30, 1996 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, which report is included in the Annual Report on Form 10-K of Pulse Bancorp, Inc., incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


                             /s/ KPMG Peat Marwick LLP
                             KPMG Peat Marwick LLP

Short Hills, New Jersey
November 3, 1998